EXHIBIT 99.1

News Release
TANGER REPORTS FIRST QUARTER RESULTS & PROVIDES COVID-19 UPDATE
$594.0 Million Cash Balance on April 30, 2020
Consolidated Portfolio Occupancy 94.3% at March 31, 2020

Greensboro, NC, May 11, 2020, Tanger Factory Outlet Centers, Inc. (NYSE:SKT) today reported financial results for the three months ended March 31, 2020 and operating metrics for the first quarter of 2020 and provided a COVID-19 update.

“During these unprecedented times, the health and well-being of our team members, shoppers, tenants and communities are of utmost importance,” said Steven B. Tanger, Chief Executive Officer. “We continue to follow health agency guidelines and to offer our facilities to assist the communities we serve. We are also proud to have kept our dedicated work force employed with their health care benefits intact.”

“Liquidity and capital preservation are crucial in times of uncertainty. Due to our disciplined approach, we entered 2020 with one of the strongest balance sheets in our peer group. Our previously-undrawn $600 million lines of credit provided an important source of liquidity that we believe will sustain our business until there is more clarity regarding the impact of the COVID-19 pandemic.”

“Over many economic cycles during the past 39 years, we have shown that in good times people love a bargain and in tough times like these, they need a bargain. Outlet stores remain the ideal distribution channel for retailers to monetize inventory. We are currently working with several retailers with excess inventory due to pandemic-related closures that are interested in opening permanent stores and temporary pop-up stores as soon as possible. The vast majority of Tanger Outlet Centers are open-air shopping destinations, where customers are likely to be more comfortable.”

“With an exemplary leadership track record in the outlet industry and extensive retailer relationships, the addition of Steve Yalof as our new President further strengthens our senior management team. His unique perspective of having been both a landlord and a tenant is invaluable as we navigate these extraordinary times,” Mr. Tanger added.

First Quarter Results

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Net loss available to common shareholders was $0.30 per share, or $27.4 million, compared to net income available to common shareholders of $0.66 per share, or $61.7 million, for the prior year period. The current year period was impacted by a non-cash impairment charge totaling $45.7 million, or $0.47 per share, related to the Company’s outlet center in Manshantucket, CT (Foxwoods). The prior year period is inclusive of a gain on the sale of four outlet centers totaling $43.4 million, or $0.44 per share.

•
Funds From Operations (“FFO”) and Core Funds From Operations (“Core FFO”) available to common shareholders were both $0.50 per share, or $48.7 million, compared to $0.57 per share, or $55.9 million, for the prior year period.

FFO and Core FFO (previously referred to as Adjusted Funds From Operations or AFFO) are widely accepted supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies. A complete reconciliation containing adjustments from GAAP net income to FFO and Core FFO, if applicable, are included in this release. Per share amounts for net income (loss), FFO and Core FFO are on a diluted basis.
Balance Sheet and Liquidity

As previously announced, the Company has taken several steps to increase liquidity, preserve financial flexibility and to meet its obligations for a sustained period of time until there is more clarity about the impact of the pandemic. These steps are discussed further below in the COVID-19 Update section.

In light of the importance of preserving liquidity, Tanger drew down substantially all of the capacity under its $600 million unsecured lines of credit on March 31, 2020 and did not repurchase any common shares during the first quarter of 2020. At the end of April, $594.0 million of cash remained on the Company’s balance sheet.

Other than its unsecured lines of credit, which mature in October of 2021 and may be extended for one additional year, Tanger has no significant debt maturities until December 2023.

As of March 31, 2020:

•	The Company remained in compliance with all of its debt covenants

•	Weighted average interest rate was 3.1% and weighted average term to maturity of outstanding consolidated debt, including extension options, was approximately 4.5 years

•	Approximately 94% of the Company’s consolidated square footage was unencumbered by mortgages

•	Interest coverage ratio (calculated as Adjusted EBITDA divided by interest expense) was 4.1 times for the first quarter of 2020 and 4.5 times for the trailing twelve months ended March 31, 2020

•	Total outstanding floating rate debt was approximately $611 million, representing approximately 28% of total consolidated debt outstanding or 23% of total enterprise value

•	FAD payout ratio was 83% for the first quarter of 2020

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) and Funds Available for Distribution (“FAD”) are supplemental non-GAAP financial measures of operating performance. Definitions of Adjusted EBITDA and FAD and reconciliations to the nearest comparable GAAP measures are included in this release.

Dividends

Tanger intends to pay the dividend of $0.3575 per share declared in January 2020 as scheduled on May 15, 2020 to holders of record on April 30, 2020. Going forward, given the current uncertainty related to the pandemic’s near and potential long-term impact, the Company’s Board of Directors will temporarily suspend dividend distributions to conserve approximately $35 million in cash per quarter and preserve the Company’s balance sheet strength and flexibility. The Board will continue to evaluate the potential for future dividend distributions on a quarterly basis. Tanger intends to remain in compliance with REIT taxable income distribution requirements for the 2020 tax year.

Operating Metrics

The Company’s key portfolio results were as follows:

•	Consolidated portfolio occupancy rate was 94.3% on March 31, 2020, compared to 97.0% on December 31, 2019 and 95.4% on March 31, 2019

•
Blended average rental rates decreased 1.5% on a straight-line basis and 6.7% on a cash basis for all renewals and re-tenanted leases that commenced during the trailing twelve months ended March 31, 2020

•	Lease termination fees totaled $0.2 million for the first quarter of 2020 compared to $1.1 million for the first quarter of 2019

•
Same center net operating income (“Same Center NOI”) for the consolidated portfolio decreased 3.7% for the quarter due primarily to the impact of previously anticipated tenant bankruptcies, lease modifications and store closures

•
Average tenant sales productivity for the consolidated portfolio was $387 per square foot for the twelve months ended March 31, 2020, compared to $391 per square foot in the comparable prior year period and $405 per square foot for the twelve months ended February 29, 2020

•
Same center tenant sales performance for the overall portfolio decreased 0.8% for the twelve months ended March 31, 2020 and increased 4.0% for the twelve months ended February 29, 2020 compared to the comparable prior year periods

•	Occupancy cost ratio for the trailing twelve months ended March 31, 2020 was 10.3%

Same Center NOI is a supplemental non-GAAP financial measure of operating performance. A complete definition of Same Center NOI and a reconciliation to the nearest comparable GAAP measure is included in this release.

Leasing Activity

Total commenced leases for the trailing twelve months ended March 31, 2020 that were renewed or re-leased for all terms included 296 leases, totaling approximately 1.3 million square feet.

As of March 31, 2020, Tanger had lease renewals executed or in process for 62.7% of the space in the consolidated portfolio scheduled to expire during 2020 compared to 63.0% of the space scheduled to expire during 2019 that was executed or in process as of March 31, 2019.

Tanger recaptured approximately 332,000 square feet within its consolidated portfolio during the first quarter of 2020 related to bankruptcies and brand-wide restructurings by retailers. During the first quarter of 2019, approximately 82,000 square feet were recaptured.

COVID-19 Update

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Community Support - Throughout the crisis, the Company’s centers have never closed and have been used for Red Cross blood drives, food collection sites, curbside food pickup and as staging areas for law enforcement and emergency medical services. In an effort to provide a healthy environment for its team members, tenants, shoppers and communities, Tanger has taken measures operationally to comply with CDC and other applicable public health guidelines as retailers begin to reopen their stores in applicable locations. These include frequent cleaning of common areas and other high-touch spaces, the closure of children’s play areas and other interactive features, the use of personal protective equipment by the Company’s customer service staff as well as third party maintenance, janitorial and security staff and assistance for retailers with managing social distancing guidelines when lines extend out of stores and into outlet center common areas.

•	Guidance - Due to limited visibility regarding the duration and magnitude of the pandemic, Tanger previously withdrew its guidance. The Company is not providing updated guidance at this time.

•
Reduction of Cash Outflows - Steps the Company has taken to help preserve financial flexibility include base salary reductions of 50% for Tanger’s CEO, 25% for other named executive officers, and lesser reductions for most other employees, as well as a 25% reduction in cash retainers for the Board of Directors. In addition, the Company reduced or deferred certain operating and general and administrative expenses, and deferred the Nashville pre-development-stage project and certain other planned capital expenditures.

•
Stores Open - While Tanger’s portfolio has remained open, retailers began closing their stores in the Company’s portfolio in mid-March and by April 6, 2020, operations at all 39 Tanger Outlet Centers were restricted by order of local and state authorities. At the lowest point, on April 6, 2020, open stores represented 6% of the consolidated portfolio in terms of gross leasable area, or 2% in terms of annualized base rent. As of today, these percentages had improved to 16% and 12%, respectively, as mandates had eased or been lifted in jurisdictions where 20, or 63%, of the centers in Tanger’s consolidated portfolio are located. These totals include some stores that are open only for curbside pickup or where maximum store occupancy is restricted by governmental mandates. It remains unclear when mandates will be lifted completely or eased in additional locations.

•
Rent Collections - In late March, Tanger offered all tenants in its consolidated portfolio the option to defer 100% of April and May rents interest free, payable in equal installments due in January and February of 2021. As expected, due to the deferral offer, April rent receipts represented approximately 12% of the amount billed. While the Company’s preference is to work with its tenant partners to reach a financial resolution that positions both parties for long-term growth, it reserves all rights under its lease agreements and will pursue legal remedies to collect rent as appropriate.

•
Ample Liquidity - Based on Tanger’s estimated pre-COVID-19 cash expenditures of approximately $25 million per month, the Company expects to have sufficient liquidity to meet its obligations, even under its most conservative rent collection scenario of not receiving any rent, for approximately two years (assuming no dividend distributions or debt maturities and the Company remains in compliance with its debt covenants).

Management Succession

As previously announced, Stephen J. Yalof joined the Company on April 10, 2020 as President and Chief Operating Officer. Mr. Yalof was Chief Executive Officer of Simon Premium Outlets and will succeed Steven B. Tanger as Chief Executive Officer in January 2021. At that time, Mr. Tanger will transition to become Executive Chair and David B. Henry, current Non-Executive Chair, will become Lead Independent Director. Mr. Tanger’s employment contract was also extended through January 1, 2024.

First Quarter 2020 Conference Call

Tanger will host a conference call to discuss its first quarter 2020 results for analysts, investors and other interested parties on Tuesday, May 12, 2020, at 8:00 a.m. Eastern Time. To access the conference call, listeners should dial 1-888-317-6016 and request to join the Tanger Factory Outlets Centers, Inc. SKT Call. Alternatively, a live audio webcast of this call will be available to the public on Tanger’s Investor Relations website, investors.tangeroutlets.com, hosted by S&P Global Market Intelligence. A telephone replay of the call will be available from May 12, 2020 at 11:00 a.m. through May 26, 2020 at 11:59 p.m. by dialing 1-877-344-7529, replay access code # 10142484. An online archive of the webcast will also be available through May 26, 2020.

About Tanger Factory Outlet Centers, Inc.

Tanger Factory Outlet Centers, Inc. (NYSE: SKT), is a publicly-traded REIT headquartered in Greensboro, North Carolina that presently operates and owns, or has an ownership interest in, a portfolio of 39 upscale outlet shopping centers. Tanger’s operating properties are located in 20 states and in Canada, totaling approximately 14.3 million square feet, leased to over 2,800 stores which are operated by more than 510 different brand name companies. The Company has more than 39 years of experience in the outlet industry. Tanger Outlet Centers continue to attract more than 181 million visitors annually. Tanger is furnishing a Form 8-K with the Securities and Exchange Commission that includes a supplemental information package for the quarter ended March 31, 2020. For more information on Tanger Outlet Centers, call 1-800-4TANGER or visit the Company’s website at www.tangeroutlets.com.

Safe Harbor Statement
This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with the safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “forecast” or similar expressions, and include the Company’s expectations regarding the impact of the COVID-19 pandemic on the Company’s business, financial results and financial condition, the Company’s estimated remaining months of cash under various rent collection scenarios, the financial condition of the Company’s major tenants, its leasing strategy and value proposition to retailers, occupancy and rent concessions, marketing programs, uses of capital, liquidity, dividend payments, cash flows, filling vacant space and share repurchases.
You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other important factors which are, in some cases, beyond our control and which could materially affect our actual results, performance or achievements. Important factors which may cause actual results to differ materially from current expectations include, but are not limited to: risks related to the impact of the COVID-19 pandemic on our tenants and on our business, financial condition, liquidity, results of operations and compliance with debt covenants; our inability to develop new outlet centers or expand existing outlet centers successfully; risks related to the economic performance and market value of our outlet centers; the relative illiquidity of real property investments; impairment charges affecting our properties; our dispositions of assets may not achieve anticipated results; competition for the acquisition and development of outlet centers, and our inability to complete outlet centers we have identified; the bankruptcy of one or more of the retailers in our centers; the fact certain of our lease agreements include co-tenancy and/or sales-based provisions that may allow a tenant to pay reduced rent and/or terminate a lease prior to its natural expiration; environmental regulations affecting our business; risks associated with possible terrorist activity or other acts or threats of violence and threats to public safety; our dependence on rental income from real property; our dependence on the results of operations of our retailers; the fact that certain of our properties are subject to ownership interests held by third parties, whose interests may conflict with ours; risks related to uninsured losses; the risk that consumer, travel, shopping and spending habits may change; risks associated with our Canadian investments; risks associated with attracting and retaining key personnel; risks associated with debt financing; risks associated with our guarantees of debt for, or other support we may provide to, joint venture properties; the effectiveness of our interest rate hedging arrangements; uncertainty relating to the potential phasing out of LIBOR; our potential failure to qualify as a REIT; our legal obligation to make distributions to our shareholders; legislative or regulatory actions that could adversely affect our shareholders, including the recent changes in the U.S. federal income taxation of U.S. businesses; our dependence on distributions from the Operating Partnership to meet our financial obligations, including dividends; the risk of a cyber-attack or an act of cyber-terrorism and other important factors set forth under Item 1A - “Risk Factors” in the Company’s and the Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2019, as may be updated or supplemented in the Company’s Quarterly Reports on Form 10-Q and the Company’s other filings with the SEC. Accordingly, there is no assurance that the Company’s expectations will be realized. The Company disclaims any intention or obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to refer to any further disclosures the Company makes or related subjects in the Company’s Current Reports on Form 8-K that the Company files with the SEC.

Investor Contact Information

Cyndi Holt    Jim Williams
VP, Investor Relations    EVP & CFO
336-834-6892    336-834-6800
cyndi.holt@tangeroutlets.com    jim.williams@tangeroutlets.com

Media Contact Information

Quentin Pell
VP, Corporate Communications and Enterprise Risk Management
336-834-6827
quentin.pell@tangeroutlets.com

TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three months ended
	March 31,
	2020	2019
Revenues:
Rental revenues	$108,558	$119,954
Management, leasing and other services	1,443	1,342
Other revenues	1,632	1,859
Total revenues	111,633	123,155
Expenses:
Property operating	38,627	42,377
General and administrative	12,584	12,145
Impairment charge	45,675	—
Depreciation and amortization	29,417	31,760
Total expenses	126,303	86,282
Other income (expense):
Interest expense	(15,196)	(16,307)
Gain on sale of assets	—	43,422
Other income	220	224
Total other income (expense)	(14,976)	27,339
Income (loss) before equity in earnings of unconsolidated joint ventures	(29,646)	64,212
Equity in earnings of unconsolidated joint ventures	1,527	1,629
Net income (loss)	(28,119)	65,841
Noncontrolling interests in Operating Partnership	1,427	(3,315)
Noncontrolling interests in other consolidated partnerships	(190)	(195)
Net income (loss) attributable to Tanger Factory Outlet Centers, Inc.	(26,882)	62,331
Allocation of earnings to participating securities	(516)	(611)
Net income (loss) available to common shareholders of Tanger Factory Outlet Centers, Inc.	$(27,398)	$61,720

Basic earnings per common share:
Net income (loss)	$(0.30)	$0.66

Diluted earnings per common share:
Net income (loss)	$(0.30)	$0.66

TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(Unaudited)

	March 31,	December 31,
	2020	2019
Assets
Rental property:
Land	$266,537	$266,537
Buildings, improvements and fixtures	2,564,224	2,630,357
	2,830,761	2,896,894
Accumulated depreciation	(1,007,922)	(1,009,951)
Total rental property, net	1,822,839	1,886,943
Cash and cash equivalents	600,454	16,672
Investments in unconsolidated joint ventures	86,478	94,691
Deferred lease costs and other intangibles, net	97,560	96,712
Operating lease right-of-use assets	83,764	86,575
Prepaids and other assets	100,674	103,618
Total assets	$2,791,769	$2,285,211

Liabilities and Equity
Liabilities
Debt:
Senior, unsecured notes, net	$1,139,093	$1,138,603
Unsecured term loan, net	347,531	347,367
Mortgages payable, net	82,856	83,803
Unsecured lines of credit, net	598,074	—
Total debt	2,167,554	1,569,773
Accounts payable and accrued expenses	90,659	79,562
Operating lease liabilities (1)	91,017	91,237
Other liabilities	94,881	88,530
Total liabilities	2,444,111	1,829,102
Commitments and contingencies
Equity
Tanger Factory Outlet Centers, Inc.:
Common shares, $.01 par value, 300,000,000 shares authorized, 93,076,701 and 92,892,260 shares issued and outstanding at March 31, 2020 and December 31 2019, respectively	931	929
Paid in capital	778,062	775,035
Accumulated distributions in excess of net income	(410,532)	(317,263)
Accumulated other comprehensive loss	(38,228)	(25,495)
Equity attributable to Tanger Factory Outlet Centers, Inc.	330,233	433,206
Equity attributable to noncontrolling interests:
Noncontrolling interests in Operating Partnership	17,425	22,903
Noncontrolling interests in other consolidated partnerships	—	—
Total equity	347,658	456,109
Total liabilities and equity	$2,791,769	$2,285,211

TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
CENTER INFORMATION
(Unaudited)

	March 31,
	2020	2019
Gross leasable area open at end of period (in thousands):
Consolidated	12,044	12,047
Partially owned - unconsolidated	2,212	2,371
Total (1)	14,257	14,418

Outlet centers in operation at end of period:
Consolidated	32	32
Partially owned - unconsolidated	7	8
Total	39	40

States operated in at end of period (2)	19	19
Occupancy at end of period (2)	94.3%	95.4%

(1)	Due to rounding, numbers may not add up precisely to the totals provided.

(2)	Excludes the centers in which the Company has ownership interests but are held in unconsolidated joint ventures.

NON-GAAP SUPPLEMENTAL MEASURES

Beginning with the three months ended March 31, 2020, we have elected to supplement our disclosure with three additional non-GAAP measures, Adjusted EBITDA, EBITDAre and Adjusted EBITDAre (each as defined below), that are commonly provided in the REIT industry. See “Adjusted EBITDA, EBITDAre and Adjusted EBITDAre” below for more information. We also now refer to Adjusted Funds from Operations (“AFFO”) as Core Funds From Operations (“Core FFO”), but there has been no change to the definition of this measure.

Funds From Operations

Funds From Operations (“FFO”) is a widely used measure of the operating performance for real estate companies that supplements net income (loss) determined in accordance with generally accepted accounting principles in the United States (“GAAP”). We determine FFO based on the definition set forth by the National Association of Real Estate Investment Trusts (“NAREIT”), of which we are a member. In December 2018, NAREIT issued “NAREIT Funds From Operations White Paper - 2018 Restatement” which clarifies, where necessary, existing guidance and consolidates alerts and policy bulletins into a single document for ease of use. NAREIT defines FFO as net income/(loss) available to the Company’s common shareholders computed in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis.

FFO is intended to exclude historical cost depreciation of real estate as required by GAAP which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization of real estate assets, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income.

We present FFO because we consider it an important supplemental measure of our operating performance. In addition, a portion of cash bonus compensation to certain members of management is based on our FFO or Core FFO, which is described in the section below. We believe it is useful for investors to have enhanced transparency into how we evaluate our performance and that of our management. In addition, FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is also widely used by us and others in our industry to evaluate and price potential acquisition candidates. We believe that FFO payout ratio, which represents regular distributions to common shareholders and unit holders of the Operating Partnership expressed as a percentage of FFO, is useful to investors because it facilitates the comparison of dividend coverage between REITs. NAREIT has encouraged its member companies to report their FFO as a supplemental, industry-wide standard measure of REIT operating performance.

FFO has significant limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	FFO does not reflect changes in, or cash requirements for, our working capital needs;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and FFO does not reflect any cash requirements for such replacements; and

•	Other companies in our industry may calculate FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, FFO should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or our dividend paying capacity. We compensate for these limitations by relying primarily on our GAAP results and using FFO only as a supplemental measure.

Core FFO

If applicable, we present Core FFO (formerly referred to as AFFO) as a supplemental measure of our performance. We define Core FFO as FFO further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. These further adjustments are itemized in the table below, if applicable. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Core FFO you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Core FFO should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present Core FFO because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we believe it is useful for investors to have enhanced transparency into how we evaluate management’s performance and the effectiveness of our business strategies. We use Core FFO when certain material, unplanned transactions occur as a factor in evaluating management’s performance and to evaluate the effectiveness of our business strategies, and may use Core FFO when determining incentive compensation.

Core FFO has limitations as an analytical tool. Some of these limitations are:

•	Core FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	Core FFO does not reflect changes in, or cash requirements for, our working capital needs;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Core FFO does not reflect any cash requirements for such replacements;

•	Core FFO does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•	Other companies in our industry may calculate Core FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Core FFO should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Core FFO only as a supplemental measure.

Funds Available for Distribution

Funds Available for Distribution (“FAD”) is a non-GAAP financial measure that we define as FFO, excluding corporate depreciation, amortization of finance costs, amortization of net debt discount (premium), amortization of equity-based compensation, straight-line rent amounts, market rent amounts, second generation tenant allowances, capital improvement expenditures, and our share of the items listed above for our unconsolidated joint ventures. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents regular distributions to common shareholders and unit holders of the Operating Partnership expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

We believe that net income (loss) is the most directly comparable GAAP financial measure to FAD. FAD does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Other companies in our industry may calculate FAD differently than we do, limiting its usefulness as a comparative measure.

Portfolio Net Operating Income and Same Center Net Operating Income

We present portfolio net operating income (“Portfolio NOI”) and same center net operating income (“Same Center NOI”) as supplemental measures of our operating performance. Portfolio NOI represents our property level net operating income which is defined as total operating revenues less property operating expenses and excludes termination fees and non-cash adjustments including straight-line rent, net above and below market rent amortization, impairment charges and gains or losses on the sale of assets recognized during the periods presented. We define Same Center NOI as Portfolio NOI for the properties that were operational for the entire portion of both comparable reporting periods and which were not acquired, or subject to a material expansion or non-recurring event, such as a natural disaster, during the comparable reporting periods.

We believe Portfolio NOI and Same Center NOI are non-GAAP metrics used by industry analysts, investors and management to measure the operating performance of our properties because they provide performance measures directly related to the revenues and expenses involved in owning and operating real estate assets and provide a perspective not immediately apparent from net income, FFO or Core FFO. Because Same Center NOI excludes properties developed, redeveloped, acquired and sold; as well as non-cash adjustments, gains or losses on the sale of outparcels and termination rents; it highlights operating trends such as occupancy levels, rental rates and operating costs on properties that were operational for both comparable periods. Other REITs may use different methodologies for calculating Portfolio NOI and Same Center NOI, and accordingly, our Portfolio NOI and Same Center NOI may not be comparable to other REITs.

Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) or as an indicator of our financial performance since they do not reflect the entire operations of our portfolio, nor do they reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other non-property income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations. Because of these limitations, Portfolio NOI and Same Center NOI should not be viewed in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Portfolio NOI and Same Center NOI only as supplemental measures.

Adjusted EBITDA, EBITDAre and Adjusted EBITDAre

We present Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) as adjusted for items described below (“Adjusted EBITDA”), EBITDA for Real Estate (“EBITDAre”) and Adjusted EBITDAre, all non-GAAP measures, as supplemental measures of our operating performance. Each of these measures is defined as follows:
We define Adjusted EBITDA as net income/(loss) available to the Company’s common shareholders computed in accordance with GAAP before interest expense, income taxes, depreciation and amortization, gains and losses on sale of operating properties, gains and losses on change of control, impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate, gains and losses on extinguishment of debt, net and other items that we do not consider indicative of the Company's ongoing operating performance.
We determine EBITDAre based on the definition set forth by NAREIT, which is defined as net income/(loss) available to the Company’s common shareholders computed in accordance with GAAP before interest expense, income taxes, depreciation and amortization, gains and losses on sale of operating properties, gains and losses on change of control and impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate and after adjustments to reflect our share of the EBITDAre of unconsolidated joint ventures.
If applicable, Adjusted EBITDAre is defined as EBITDAre excluding gains and losses on extinguishment of debt, net and other items that that we do not consider indicative of the Company's ongoing operating performance.
We present Adjusted EBITDA, EBITDAre and, if applicable, Adjusted EBITDAre as we believe they are useful for investors, creditors and rating agencies as they provide additional performance measures that are independent of a Company’s existing capital structure to facilitate the evaluation and comparison of the Company’s operating performance to other REITs and provide a more consistent metric for comparing the operating performance of the Company’s real estate between periods.

Adjusted EBITDA, EBITDAre and Adjusted EBITDAre have significant limitations as analytical tools, including:

•	They do not reflect our interest expense;

•
They do not reflect gains or losses on sales of operating properties or impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate;

•	Adjusted EBITDA and Adjusted EBITDAre do not reflect gains and losses on extinguishment of debt and other items that may affect operations; and

•	Other companies in our industry may calculate these measures differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA, EBITDAre and Adjusted EBITDAre should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA, EBITDAre and Adjusted EBITDAre only as supplemental measures.

TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTAL MEASURES
(in thousands, except per share)
(Unaudited)

Below is a reconciliation of Net Income (Loss) to FFO:

	Three months ended
	March 31,
	2020	2019
Net income (loss)	$(28,119)	$65,841
Adjusted for:
Depreciation and amortization of real estate assets - consolidated	28,801	31,148
Depreciation and amortization of real estate assets - unconsolidated joint ventures	3,018	3,130
Impairment charge - consolidated	45,675	—
Gain on sale of assets	—	(43,422)
FFO	49,375	56,697
FFO attributable to noncontrolling interests in other consolidated partnerships	(190)	(195)
Allocation of earnings to participating securities	(516)	(611)
FFO available to common shareholders (1)	$48,669	$55,891
FFO available to common shareholders per share - diluted (1)	$0.50	$0.57

Weighted Average Shares:
Basic weighted average common shares	92,500	93,303
Diluted weighted average common shares (for earnings per share computations)	92,500	93,303
Exchangeable operating partnership units	4,911	4,961
Diluted weighted average common shares (for FFO per share computations) (1)	97,411	98,264

(1)
Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.

Below is a reconciliation of FFO to FAD:

	Three months ended
	March 31,
	2020	2019
FFO available to common shareholders	$48,669	$55,891
Adjusted for:
Corporate depreciation excluded above	616	612
Amortization of finance costs	757	747
Amortization of net debt discount (premium)	118	109
Amortization of equity-based compensation	3,789	3,818
Straight-line rent adjustments	(1,872)	(1,970)
Market rent adjustments	362	480
Second generation tenant allowances	(5,729)	(2,974)
Capital improvements	(5,146)	(3,049)
Adjustments from unconsolidated joint ventures	(32)	(406)
FAD available to common shareholders (1)	$41,532	$53,258
Dividends per share	$0.3550	$0.3500
FFO payout ratio	71%	61%
FAD payout ratio	83%	65%
Diluted weighted average common shares (1)	97,411	98,264

(1)
Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.

Below is a reconciliation of Net Income (Loss) to Portfolio NOI and Same Center NOI for the consolidated portfolio:

	Three months ended
	March 31,
	2020	2019
Net income (loss)	$(28,119)	$65,841
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures	(1,527)	(1,629)
Interest expense	15,196	16,307
Gain on sale of assets	—	(43,422)
Other non-operating (income) expense	(220)	(224)
Impairment charge	45,675	—
Depreciation and amortization	29,417	31,760
Other non-property expenses	139	150
Corporate general and administrative expenses	12,579	12,132
Non-cash adjustments (1)	(1,502)	(1,472)
Lease termination fees	(164)	(1,130)
Portfolio NOI	71,474	78,313
Non-same center NOI (2)	—	(4,081)
Same Center NOI	$71,474	$74,232

(1)	Non-cash items include straight-line rent, above and below market rent amortization, straight-line rent expense on land leases and gains or losses on outparcel sales, as applicable.

(2)	Excluded from Same Center NOI:

Outlet centers sold:
Nags Head, Ocean City, Park City, and Williamsburg	March 2019

Below is a reconciliation of Net Income (Loss) to Adjusted EBITDA:

	Three months ended
	March 31,	March 31,
	2020	2019
Net income (loss)	$(28,119)	$65,841
Adjusted to exclude:
Interest expense	15,196	16,307
Depreciation and amortization	29,417	31,760
Impairment charge - consolidated	45,675	—
Gain on sale of assets	—	(43,422)
Adjusted EBITDA	62,169	70,486

Below is a reconciliation of Net Income (Loss) to EBITDAre:

	Three months ended
	March 31,	March 31,
	2020	2019

Net income (loss)	(28,119)	65,841
Adjusted to exclude:
Interest expense	15,196	16,307
Depreciation and amortization	29,417	31,760
Impairment charge - consolidated	45,675	—
Gain on sale of assets	—	(43,422)
Pro-rata share of interest expense - unconsolidated joint ventures	1,867	2,067
Pro-rata share of depreciation and amortization - unconsolidated joint ventures	3,018	3,129
EBITDAre	67,054	75,682